_________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 16, 2004

          Bayview Financial Securities Company, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-104181	56-2336517
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Ponce de Leon Boulevard, 4th Floor Coral Gables, Florida	33146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 341-5632

                                                               None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

In connection with the offering of the Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D (the “Certificates”), Lehman Brothers Inc. as representative of the underwriters of the Certificates (the “Representative”) has prepared certain materials (the “Collateral Term Sheets”), for distribution to potential investors.  Although Bayview Financial Securities Company, LLC provided the Representative with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheets filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheets” shall mean certain descriptive information about the mortgage loans underlying the offering of the Certificates, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheets are attached hereto as Exhibit 99.1 and Exhibit 99.2.

1.  Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Collateral Term Sheet prepared by Lehman Brothers Inc., as representative of the underwriters, in connection with the offering of the Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D.

99.2

Collateral Term Sheet prepared by Lehman Brothers Inc., as representative of the underwriters, in connection with the offering of the Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC

By: /S/ Stuart Waldman

      Name:  Stuart Waldman

      Title:    Vice President

Dated:  November 18, 2004

EXHIBIT INDEX

Exhibit No.

Description

99.1

Collateral Term Sheet prepared by Lehman Brothers Inc., as representative of the underwriters, in connection with the offering of the Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D.

99.2

Collateral Term Sheet prepared by Lehman Brothers Inc., as representative of the underwriters, in connection with the offering of the Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D.

Exhibit 99.1     Collateral Term Sheet

Exhibit 99.2     Collateral Term Sheet